                                                                   Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-4290, Registration No. 333-52907, Registration No. 333-83007 and Registration No. 333-55470) of Tollgrade Communications, Inc. and Subsidiaries of our report dated January 19, 2001, relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 19, 2001 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

Pittsburgh, Pennsylvania
March 23, 2001